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                                EXHIBIT 3 (e)



                            CERTIFICATE OF AMENDMENT
                                     TO THE
                          CERTIFICATE OF INCORPORATION
                                       OF
                       CORRECTIONS CORPORATION OF AMERICA


         CORRECTIONS CORPORATION OF AMERICA, a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware,

         DOES HEREBY CERTIFY:

         FIRST: That at a duly called meeting held on March 20, 1995, the Board of Directors of the Corporation duly adopted resolutions setting forth a proposed amendment to the Certificate of Incorporation of the Corporation, declaring said amendment to be advisable and submitting the proposed amendment to the stockholders of the Corporation for consideration thereby. The resolution setting forth the proposed amendment is as follows:

                 RESOLVED, that the Certificate of Incorporation of this Corporation be amended by deleting the second sentence of Article IV of the Certificate of Incorporation of the Corporation in its entirety and substituting in lieu thereof the following:

                 "IV.      The total number of shares which the Corporation
         shall have the authority to issue is Fifty-One Million (51,000,000) shares, consisting of Fifty Million (50,000,000) shares of Common Stock having One Dollar ($1.00) par value per share ("Common Stock") and One Million (1,000,000) shares of Preferred Stock having One Dollar ($1.00) par value per share ("Preferred Stock")."

         SECOND: That thereafter, pursuant to resolution of the Board of Directors of the Corporation, the amendment was submitted to a vote of the stockholders of the Corporation and that the necessary number of shares as required by statute were voted in favor of the amendment at the annual meeting of stockholders held on May 26, 1995, called and held upon notice in accordance with Section 222 of the Delaware General Corporation Law, as amended.

         THIRD: That said amendment was duly adopted in accordance with the provisions of Section 242 of the Delaware General Corporation Law, as amended.


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         IN WITNESS WHEREOF, Corrections Corporation of America has caused this
Certificate to be signed by Doctor R. Crants, its Chairman, and Darrell K. Massengale, its Secretary, this _____ day of May, 1995.


                                           CORRECTIONS CORPORATION OF AMERICA


                                           By: /s/ Doctor R. Crants
                                              ----------------------------------
                                              Doctor R. Crants, Chairman
Attest:

/s/ Darrell K. Massengale
-------------------------------------------
Darrell K. Massengale, Secretary


                                ACKNOWLEDGEMENTS


State of Tennessee, County of Davidson.

         Before me,____________________________________, a Notary Public of the
state and county aforesaid, personally appeared Doctor R. Crants, with whom I am personally acquainted (or proved to me on the basis of satisfactory evidence), and who, upon oath, acknowledged himself to be the Chairman of Corrections Corporation of America, a Delaware corporation, the within named bargainor, a corporation, and that he as such Chairman executed, on behalf of the corporation, the foregoing instrument as the act and deed of the corporation and that the facts stated therein are true.

         Witness my hand and seal, at office in Nashville, Tennessee, this ____ day of May, 1995.



                                              ----------------------------------
                                              Notary Public

[SEAL]

My Commission Expires:
                      -----------------


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State of Tennessee, County of Davidson.

         Before me, ________________________________, a Notary Public of the
state and county aforesaid, personally appeared Darrell K. Massengale, with whom I am personally acquainted (or proved to me on the basis of satisfactory evidence), and who, upon oath, acknowledged himself to be the Secretary, of Corrections Corporation of America, a Delaware corporation, the within named bargainor, a corporation, and that he as such Secretary executed, on behalf of the corporation, the foregoing instrument as the act and deed of the corporation and that the facts stated therein are true.

         Witness my hand and seal, at office in Nashville, Tennessee, this ____ day of May, 1995.



                                              ----------------------------------
                                              Notary Public

[SEAL]

My Commission Expires:
                      -----------------